EXHIBIT 3.5

                    CORRECTION TO CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                               CARE CONCEPTS, INC.

     It is hereby certified that:

     1.   The name of the Corporation (hereafter called the "Corporation") is:
          Care Concepts, Inc.

     2. The Amendment to the Certificate of Incorporation of the Corporation, which was field by the Secretary of State of Delaware on October 31, 2002, is hereby corrected.

     3. The inaccuracy to be corrected in said instrument is as follows: The instrument is to be deleted fro the record of Care Concepts, Inc. in Delaware as the Amendment was erroneously filed on the wrong corporation. The Amendment was meant to be filed to the Certificate of Incorporation of Care Concepts I, Inc., not Care Concepts, Inc.

     4. The portion of the instrument in corrected form is as follows: The Certificate of Amendment should be null and void.

Signed on November 4, 2002

                                                  /s/ Jack D. Kelley
                                                 -------------------
                                                    (Name and Title)

                                           Jack D. Kelley, President
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